                                                                     EXHIBIT 4.2

                            SEROLOGICALS CORPORATION

            4.75% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2033

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of August 20, 2003 by and among Serologicals Corporation, a Delaware corporation (the "COMPANY"), and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the initial purchasers (the "INITIAL PURCHASERS"), pursuant to the Purchase Agreement, dated as of August 15, 2003, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         1.       Certain Definitions.

         For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "ADDITIONAL AMOUNTS" has the meaning assigned thereto in
         Section 2(d).

                  (b) "ADDITIONAL AMOUNTS PAYMENT DATE" has the meaning assigned thereto in Section 2(d).

                  (c) "AFFILIATE" has the meaning specified in Rule 405 under the Securities Act ; and control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  (d) "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

                  (e) "APPLICABLE CONVERSION PRICE" means, as of any date of determination, $1,000 divided by the Conversion Rate in effect as of such date of determination.

                  (f) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  (g) "CLOSING DATE" means the date on which the Debentures are initially issued.

                  (h) "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                  (i) "COMMON STOCK" means the shares of common stock, par value $0.01 per share, of the Company, including the rights attached thereto to purchase one-thousandth of a share of Series B Preferred Stock, par value $0.01, per share of the Company, pursuant to the Rights Agreement, dated as of August 2, 1999, between the Company and State Street Bank & Trust Company, N.A., as Rights Agent, as the same may be amended from time to time, and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Shares.

                  (j) "COMPANY" has the meaning specified in the first paragraph of this Agreement.

                  (k) "CONVERSION RATE" has the meaning assigned such term in the Indenture.

                  (l) "DEBENTURES" means the Company's 4.75% Convertible Senior Subordinated Debentures due 2033, to be issued under the Indenture and sold by the Company to the Initial Purchasers, and securities (other than the Shares) of the Company issued in exchange therefor or in lieu thereof pursuant to the Indenture.

                  (m) "DEFERRAL NOTICE" has the meaning assigned thereto in
         Section 3(b).

                  (n) "DEFERRAL PERIOD" has the meaning assigned thereto in
         Section 3(b).

                  (o) "EFFECTIVE PERIOD" has the meaning assigned thereto in
         Section 2(a).

                  (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (q) "HOLDER" means each holder, from time to time, of Registrable Securities (including the Initial Purchasers).

                  (r) "INDENTURE" means the Indenture, dated as of August 20, 2003, between the Company and the Trustee, pursuant to which the Debentures are being issued.

                  (s) "INITIAL PLACEMENT" means the initial placement of the Securities pursuant to the terms of the Purchase Agreement.

                  (t) "INITIAL PURCHASERS" has the meaning specified in the first paragraph of this Agreement.

                  (u) "LOSSES" has the meaning assigned thereto in Section 6(d).

                  (v) "MATERIAL EVENT" has the meaning assigned thereto in
         Section 3(a)(iv).

                  (w) "MAJORITY HOLDERS" means, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Debentures constituting Registrable Securities shall be deemed to be the Holders of the number of Shares into which such Debentures are or would be convertible as of such date.

                  (x) "NASD" means the National Association of Securities Dealers, Inc.

                  (y) "NOTICE AND QUESTIONNAIRE" means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum.

                  (z) "NOTICE HOLDER" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  (aa) "OFFERING MEMORANDUM" means the Offering Memorandum dated August 15, 2003 relating to the offer and sale of the Securities.

                  (bb) "PERSON" means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

                  (cc) "PROSPECTUS" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  (dd) "PURCHASE AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

                  (ee) "REGISTRABLE SECURITIES" means the Debentures until such Debentures have been converted into or exchanged for the Shares and, at all times subsequent to any such conversion, the Shares and any securities into or for which such Shares have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event; provided, however, that such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared or becomes effective and such securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such securities are eligible to be sold pursuant to Rule 144(k) or any successor provision; or (iii) such securities shall cease to be outstanding (including, in the case of the Debentures, upon conversion into Shares).

                  (ff) "REGISTRATION DEFAULT" has the meaning assigned thereto in Section 2(d).

                  (gg) "REGISTRATION EXPENSES" has the meaning assigned thereto in Section 5.

                  (hh) "RULE 144," "RULE 405" and "RULE 415" mean, in each case, such rule as promulgated under the Securities Act.

                  (ii) "SECURITIES" means, collectively, the Debentures and the Shares.

                  (jj) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (kk) "SHARES" means the shares of Common Stock into which the Debentures are convertible or that have been issued upon any conversion of the Debentures.

                  (ll) "SHELF REGISTRATION STATEMENT" means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement, and any additional shelf registration statements filed under the Securities Act to permit the registration and sale of Registrable Securities pursuant to Section 2(c).

                  (mm) "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all shall be amended from time to time.

                  (nn) "TRUSTEE" means The Bank of New York, a New York banking corporation (or any successor entity), the Trustee under the Indenture.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

         2.       Registration Under the Securities Act.

                  (a) The Company agrees to file under the Securities Act, within fifteen (15) days after the Company files with the Commission its Annual Report on Form 10-K for the year ended December 28, 2003 (the "Form 10-K Filing Date"), a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis (including through brokers and dealers) by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective within seventy-five (75) days after the initial filing of such Shelf Registration Statement and to keep such Shelf Registration Statement continuously effective until such time as there are no longer any Registrable Securities outstanding (the "EFFECTIVE PERIOD"). At the time the Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                  (b) The Company further agrees that it shall cause each Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Securities copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission. If any Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                  (c) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and Section 3(b). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, within five (5) Business Days or, if the Company is required to file with the Commission a new Shelf Registration Statement, thirty (30) calendar days, after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement, or use its reasonable best efforts to prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement or such an additional Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment or such additional Shelf Registration Statement to be declared effective under the Securities Act within sixty (60) days of filing; (ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or additional Shelf Registration Statement filed pursuant to Section 2(c)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a

         Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(c) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c).

                  (d) If any of the following events (any such event, a "REGISTRATION DEFAULT") shall occur, then, in the case of the Debentures, interest and, in the case of the Shares, liquidated damages (the "ADDITIONAL AMOUNTS") shall become payable to Holders in respect of the Securities as follows:

                           (i) if the initial Shelf Registration Statement is not filed with the Commission within fifteen (15) days after the 10-K Filing Date, then commencing on the fifteenth
                  (15th) day after the 10-K Filing Date, Additional Amounts shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first ninety (90) days from and including such fifteenth
                  (15th) day after the 10-K Filing Date and at a rate of 0.5% per annum thereafter; or

                           (ii) if the initial Shelf Registration Statement is not declared effective by the Commission within seventy-five (75) days following the filing of such initial Shelf Registration Statement, then commencing on the seventy-fifth (75th) day after the filing of such initial Shelf Registration Statement, Additional Amounts shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first ninety (90) days from and including such seventy-fifth (75th) day after the filing of such initial Shelf Registration Statement and at a rate of 0.5% per annum thereafter; or

                           (iii) if the Company has failed to perform its obligations set forth in Section 2(c) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Amounts shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first ninety (90) days and at a rate of 0.5% per annum thereafter; or

                           (iv) if any Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 3(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Amounts shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first ninety (90) days following such date on which such Shelf Registration Statement ceases to be effective and at a rate of 0.5% per annum thereafter; or

                           (v) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Amounts shall accrue on the principal amount of the outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first ninety (90) days and at a rate of 0.5% per annum thereafter;

         provided, however, that the Additional Amounts rate on the Securities shall not exceed in the aggregate 0.5% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.5% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.5% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of any Shelf Registration Statement (in the case of clause (ii) above), (3) upon the Company's performing its obligations set forth in Section 2(c) hereof within the time periods required therein (in the case of clause
         (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause
         (iv) above), (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause
         (v) above) or (6) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, Additional Amounts on the Securities as a result of such clause, as the case may be, shall cease to accrue.

                  Additional Amounts on the Securities, if any, will be payable in cash on February 15 and August 15 of each year (the "ADDITIONAL AMOUNTS PAYMENT DATE") to holders of record of outstanding Registrable Securities on each preceding February 1 and August 1; provided that if a Registration Default ends on a day other than an Additional Amounts Payment Date, the Additional Amounts shall be payable on the applicable Additional Amounts Payment Date to the holders of record of the Registrable Securities as of the date on which such Registration Default ends; and provided further that any Additional Amounts accrued with respect to any Debenture or portion thereof redeemed or repurchased by the Company on a redemption date or a repurchase date or converted for Shares on a conversion date prior to the Additional Amounts Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Debenture or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The date of determination of the Applicable Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided that in the case of an event of the type described in clause (iii) above, such Additional Amounts shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(c), the non-performance of which is the basis of such Registration Default. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Amounts will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company).

                  The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3.       Registration Procedures.

         The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:

                  (a) The Company shall:

                           (i) prepare and file with the Commission a registration statement with respect to the shelf registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective in accordance with
                  Section 2(a) above;

                           (ii) before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Initial Purchasers copies of all such documents proposed to be filed and use reasonable best efforts to reflect in each such document when so filed with the Commission such comments as the Initial Purchasers reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers;

                           (iii) use its reasonable best efforts to (1) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; (2) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and (3) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

                           (iv) promptly notify the Notice Holders of Registrable Securities (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading),
                  (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply or
                  (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

                           (v)      prior to any public offering of the
                  Registrable Securities pursuant to the Shelf Registration Statement, use reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be -------- required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or
                  (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject;

                           (vi) use its reasonable best efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

                           (vii) upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the Effective Period, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by a representative appointed by the Notice Holders in connection with an underwritten offering (or any underwriter, placement agent or counsel acting on their behalf), who shall certify to the Company that they have a current intention to sell their Registrable Securities pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, directors, employees and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the counsel to such Notice Holders, to conduct a reasonable "due diligence" investigation; provided, however, that each such representative appointed by the Notice Holders in connection with an underwritten offering shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Shelf Registration Statement or otherwise) or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order);

                           (viii) if reasonably requested by the Initial Purchasers or any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(a)(viii) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

                           (ix) promptly furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder or the Initial Purchasers, as the case may be); and

                           (x) during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) above, subject to the third sentence of this provision, as promptly as practicable prepare and file a post-effective amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the third sentence of this provision, use reasonable best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE"). Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "DEFERRAL PERIOD"), without the Company incurring any obligation to pay Additional Amounts pursuant to Section 2(d), shall not exceed forty-five (45) days in any three (3) month period and one hundred and twenty (120) days in the aggregate in any twelve (12) month period.

                  (c) Each Holder of Registrable Securities agrees that, upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or
         (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

                  (d) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) The Company shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty (40) days after the end of any 12-month period (or seventy five (75) days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

                  (f) The Company shall provide CUSIP numbers for all Registrable Securities covered by the Shelf Registration Statement no later than the effective date of such Shelf Registration Statement and provide the Trustee for the Debentures and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (g) The Company shall use its reasonable best efforts to provide such information as is required for any filings required to be made with the NASD.

                  (h) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

                  (i) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

                  (j) The Company shall enter into such customary agreements and take all such other necessary and lawful actions in connection therewith (including those requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

                  (k) Upon (i) the filing of the initial Shelf Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement, the Company shall announce the same in each case by release to Reuters Economic Services and Bloomberg Business News.

         4.       Holders' Obligations.

         Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

         5.       Registration Expenses.

         The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(v) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with any underwritten offering of the Registrable Securities pursuant to the Shelf Registration Statement, as selected by the Company (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Majority Holders shall select such counsel for the Holders), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the "REGISTRATION EXPENSES"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any placement agent therefor or underwriter thereof, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all placement agent fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

         6.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder of Securities covered by any Shelf Registration Statement and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities, damages or actions (collectively "Losses") to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made), and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the party claiming indemnification furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein; provided further, however, that with respect to any such untrue statement in or omission from any amended or supplemented Prospectus (excluding the correcting amendment or supplement), the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any person indemnified under this
         Section 6(a) from whom the person asserting any such loss, claim, damage, liability or action received Registrable Securities to the extent that such loss, claim, damage, liability or action of or with respect to such indemnified person results from the fact that both (A) a copy of the Prospectus (together with any correcting amendments or supplements) was not sent or given to such asserting person at or prior to the written confirmation of the sale of such Registrable Securities to such person and (B) the untrue statement in or omission from any Prospectus was corrected in an amendment or supplement thereto and the Prospectus (as amended or supplemented) does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact, unless, in the case of either paragraph (A) or (B) above, such failure to deliver the final Prospectus was a result of noncompliance by the Company with Section 3(a)(ix) or (x) hereof. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

                  The Company also agrees to indemnify as provided in this
         Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 6(a) and the contribution to Losses of the selling Holders provided in Section 6(d) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

                  (b) Each Holder of securities covered by the Shelf Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under
         Section 6(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 6(a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in Section 6(a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending such Losses to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any subsequent Holder of any Securities be responsible, in the aggregate, for any amount in excess of the Initial Purchasers' discount or commission applicable to such Security from the Initial Placement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf

         Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 6(d).

                  (e) The provisions of this Section 6 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified Persons referred to in this Section 6, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

         7.       Rule 144.

         The Company covenants to the Holders of Registrable Securities that the Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities in connection with that Holder's sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         8.       Inconsistent Agreements.

         The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

         9.       Miscellaneous.

                  (a) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which form a part hereof contains the entire understanding of the parties and supersedes all prior agreements and understandings among the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Majority Holders of the Registrable Securities at the time outstanding.

                  (b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three (3) days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

                           (i) If to the Company, to it at 5655 Spalding Drive, Norcross, Georgia, 30092, Attention: Harold W. Ingalls;

                           (ii) If to the Initial Purchasers, to the address set forth in the Purchase Agreement; and

                           (iii) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company,

         or to such other address as the Company, the Initial Purchasers or any such Holder may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (c) Remedies. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  (d) Successors. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

                  (e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

                  (f) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  (h) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (j) Securities Held by the Company, Etc. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  Agreed to and accepted as of the date referred to above.

                                        SEROLOGICALS CORPORATION

                                        By: /s/ Harold W. Ingalls
                                            ----------------------------------
                                            Name:  Harold W. Ingalls
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer

                                        BANC OF AMERICA SECURITIES LLC

                                        By: /s Derek Dillon
                                            ----------------------------------
                                            Name:  Derek Dillon
                                            Title: Managing Director

                                        J.P. MORGAN SECURITIES INC.

                                        By: /s/ Michael Harris
                                            ----------------------------------
                                            Name:  Michael Harris
                                            Title: Vice President

                                        UBS SECURITIES LLC

                                        By: /s/ Steven Meehan
                                            ----------------------------------
                                            Name:  Steven Meehan
                                            Title: Managing Director

                                        By: /s/ Aradhana Sarin
                                            ----------------------------------
                                            Name:  Aradhana Sarin
                                            Title: Associate Director